                                                                   EXHIBIT 23(b)


                         LONGLEAF PARTNERS FUNDS TRUST

                            A Massachusetts Business
                                     Trust

                (Organized as Southeastern Asset Management Value
                                      Trust
                              on November 25, 1986)

                                    BY-LAWS

                                TABLE OF CONTENTS

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ARTICLE I -- Definitions                                                                  1

ARTICLE II -- Offices

     Section 2.1   Principal Office                                                       1
     Section 2.2   Other Offices                                                          1

ARTICLE III -- Shareholders Meeting

     Section 3.1   Place of Meetings                                                      1
     Section 3.2   Meetings                                                               2
     Section 3.3   Notice of Meetings                                                     2
     Section 3.4   Quorum and Adjournment                                                 2
     Section 3.5   Voting Rights, Proxies                                                 3
     Section 3.6   Vote Required                                                          3
     Section 3.7   Inspectors of Election                                                 3
     Section 3.8   Inspection of Books and Records                                        4
     Section 3.9   Action by Shareholders Without Meeting                                 4

ARTICLE IV -- Trustees

     Section 4.1   Meetings of the Trustees                                               4
     Section 4.2   Notice of Special Meetings                                             4
     Section 4.3   Telephone Meetings                                                     5
     Section 4.4   Quorum, Voting and Adjournment of Meetings                             5
     Section 4.5   Action by Trustees Without Meeting                                     5
     Section 4.6   Expenses and Fees                                                      5
     Section 4.7   Execution of Instruments and Documents and Signing
                       of Checks and Other Obligations and Transfers                      6
     Section 4.8   Indemnification of Trustees, Officers, Employees and Agents            6
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ARTICLE V -- Committees

     Section 5.1   Executive and Other Committees                                        10
     Section 5.2   Advisory Committee                                                    10
     Section 5.3   Committee Action Without Meeting                                      10

ARTICLE VI -- Officers

     Section 6.1   Executive Officers                                                    11
     Section 6.2   Other Officers and Agents                                             11
     Section 6.3   Term and Removal and Vacancies                                        11
     Section 6.4   Compensation Officers                                                 11
     Section 6.5   Power and Duties                                                      11
     Section 6.6   The Chairman                                                          12
     Section 6.7   The President                                                         12
     Section 6.8   The Vice President                                                    12
     Section 6.9   The Assistant Vice Presidents                                         12
     Section 6.10  The Secretary                                                         12
     Section 6.11  The Assistant Secretaries                                             13
     Section 6.12  The Treasurer                                                         13
     Section 6.13  The Assistant Treasurer                                               13
     Section 6.14  Delegation of Duties                                                  13

ARTICLE VII -- Dividends and Distributions                                               13

ARTICLE VIII--Certificates of Shares

     Section 8.1   Certificates of Shares                                                14

     Section 8.2   Lost Stolen, Destroyed, and Mutilated Certificates                    15

ARTICLE IX -- Custodian

     Section 9.1   Appointment and Duties                                                16
     Section 9.2   Central Certificate System                                            16

ARTICLE X -- Waiver of Notice                                                            17
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ARTICLE XI -- Miscellaneous

     Section 11.1  Location of Books and Records                                         17
     Section 11.2  Record Date                                                           17
     Section 11.3  Seal                                                                  18
     Section 11.4  Fiscal Year                                                           18
     Section 11.5  Orders for Payment of Money                                           18

ARTICLE XII -- Compliance with Federal Regulations                                       18

ARTICLE XIII-- Amendments                                                                19

ARTICLE XIV -- Declaration of Trust                                                      19
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                                    BY-LAWS

                                       OF

                         LONGLEAF PARTNERS FUNDS TRUST

                                    ARTICLE I

                                   DEFINITIONS

                  The terms "Commission", "Declaration", "Investment Advisor", "Majority Shareholder Vote", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property", and "Trustees" have the respective meanings given them in the Declaration of Trust of Southeastern Asset Management Value Trust dated November 25, 1986, as amended from time to time.

                                   ARTICLE II

                                     OFFICES

                  Section 2.1. Principal Office. Until changed by the Trustees, the principal registered office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

                  Section 2.2. Other Offices. In addition to its principal office in the Commonwealth of Massachusetts, the Trust may have an office or offices in the City of Birmingham, State of Alabama, the City of Memphis, State of Tennessee, and at such other places within and without the Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.

                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

                  Section 3.1. Place of Meetings. Meetings of Shareholders shall be held at such place, within or without





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the Commonwealth of Massachusetts, as may be designated from time to time by the
Trustees.

                  Section 3.2. Meetings. Meetings of Shareholders of the Trust shall be held whenever called by the Trustees or the Chief Executive Officer or Chief Operating Officer of the Trust and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of Section 16(a) of the 1940 Act, for that purpose. Meetings of shareholders shall also be called by the Secretary upon the written request of the holders of Shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such Shareholders of the reasonable, estimated cost of preparing and mailing such notice of the meeting and upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any meeting of Shareholders held during the preceding twelve months.

                  Section 3.3. Notice of Meetings. Written or printed notice of every Shareholders' meeting stating the place, date, and purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Trust.

                  Section 3.4. Quorum and Adjournment of Meetings. Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the translation of business. If a quorum is present, the affirmative vote of a majority of the Shares present in person or represented by Proxy shall constitute the act of the Shareholders, unless a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat shall have





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power to adjourn the meeting from time to time. Any adjourned meeting may be held as adjourned without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted as if the meeting had been held as originally called.

                  Section 3.5. Voting Rights, Proxies. At each meeting of Shareholders, each holder of record Shares entitled to vote thereat shall be entitled to one vote in person or by proxy, executed in writing by the Shareholder or his duly authorized attorney-in-fact for such Share of beneficial interest of the Trust and for the fractional portion of one vote for each fractional Share entitled to vote so registered in his name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust.

                  Section 3.6. Vote Required. Except as otherwise provided by law, by the Declaration of Trust, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.

                  Section 3.7. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such





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other acts as may be proper to conduct the election or vote with fairness to all
Shareholders. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

                  Section 3.8. Inspection of Books and Records. Shareholders shall have such rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders under the laws relating to business corporations of the Commonwealth of Massachusetts.

                  Section 3.9. Action by Shareholders Without Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting of a majority of the Shareholders entitled to vote upon the action in writing and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    Trustees

                  Section 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the Trustees may be held at such time and place as shall be determined from time to time by the Trustees without further notice. Special meetings of the Trustees may be called at any time by the President and shall be called by the President or the Secretary upon the written request of any two (2) Trustees.

                  Section 4.2. Notice of Special Meetings. Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee, personally, by telegram, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Trustee at his address as it appears on the records of the Trust. Subject to





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the provisions of the 1940 Act, notice or waiver of notice need not specify the purpose of any special meeting.

                  Section 4.3. Telephone Meetings. Subject to the provisions of the 1940 Act, any Trustee or any member or members of any committee designated by the Trustees, may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

                  Section 4.4. Quorum, Voting and Adjournment of Meetings. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

                  Section 4.5. Action by Trustees Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the Trustees entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Trustees.

                  Section 4.6. Expenses and Fees. Each Trustee may be allowed expenses, if any, for attendance at each regular or special meeting of the Trustees, and each Trustee who is not an officer or employee of the Trust or of its investment manager or underwriter or of any corporate affiliate of any of said persons shall receive for services rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.




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                  Section 4.7. Execution of Instruments and Documents and
Signing of Checks and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the Trust and all checks, notes, drafts and other obligations for the payment of money by the Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the President, Vice President or the Treasurer or by any one or more officers or agents of the Trust as shall be designated for that purpose by vote of the Trustees.

                  Section 4.8. Indemnification of Trustees, Officers, Employees and Agents. (a) The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Trustee, officer, employee, or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees, judgements, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Trust to obtain a judgment or decree in its favor by reason of the fact that he is or was a Trustee, officer, employee, or agent of the trust. The indemnification shall be against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be




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liable for negligence or misconduct in the performance of his duty to the Trust, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for these expenses which the court shall deem proper, provided such Trustee, officer, employee or agent is not adjudged to be liable by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                   (c) To the extent that a Trustee, officer, employee, or agent of the Trust has been successful on the merits or otherwise in defense of any action suit or proceeding referred to in subsection (a) or (b) or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

                   (d) (1) Unless a court orders otherwise, any indemnification under subsections (a) or (b) of this section may be made by the Trust only as authorized in the specific case after a determination that indemnification of the Trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or
(b).

                  (2) The determination shall be made:

                           (i) By the Trustees, by a majority vote of a quorum
                  which consists of Trustees who were not parties to the action, suit or proceeding; or

                           (ii) If the required quorum is not obtainable, or if
                  a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion; or

                           (iii) By the Shareholders.

                  (3) Notwithstanding any provision of this Section 4.8, no person shall be entitled to indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties as




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described in Section 17(h) and (i) of the Investment Company Act of 1940
("disabling conduct"). A person shall be deemed not liable by reason by disabling conduct if, either:

                           (i) A final decision on the merits is made by a court
                  or other body before whom the proceeding was brought that the person to be indemnified ("indemnitee") was not liable by reason of disabling conduct; or

                           (ii) In the absence of such a decision, a reasonable
                  determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, is made by either --

                                    (A) a majority of a quorum of Trustees who
                           are neither "interested persons" of the Trust, as defined in Section 2(a) (19) of the Investment Company Act of 1940, nor parties to the action, suit or proceeding, or

                                    (B) an independent legal counsel in a
                           written opinion.

                  (e) Expenses, including attorneys' fees, incurred by a Trustee, officer, employee or agent of the Trust in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition thereof if:

                  (1) Authorized in the specific case by the Trustees; and

                  (2) The Trust receives an undertaking by or on behalf of the Trustee, officer, employee or agent of the Trust to repay the advance if it is not ultimately determined that such person is entitled to be indemnified by the Trust; and

                  (3) either,

                           (i) such person provides a security for his
                  undertaking, or

                           (ii) the Trust is insured against loses by reason of
                  any lawful advances, or

                           (iii) a determination, based on a review of readily
                  available facts, that there is reason believe that such person ultimately will be found entitled to indemnification, is made by either





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                                    (A) a majority of a quorum which consists of
                           Trustees who are neither "interested persons" of the Trust, as defined in Section 2(a) (19) of the Investment Company Act of 1940, nor parties to the action, suit or proceeding, or

                                    (B) an independent legal counsel in a
                           written opinion.

                  (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of Shareholders or disinterested trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person; provided that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable with respect to any claim for indemnity or reimbursement or otherwise.

                  (g) The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Trust purchase insurance to indemnify any officer or Trustee against liability for any act for which the Trust itself is not permitted to indemnify him.

                  (h) Nothing contained in this Section shall be construed to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.




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                                    ARTICLE V

                                   Committees

                  Section 5.1. Executive and Other Committees. The Trustees, by resolution adopted by a majority of the trustees, may designate an Executive Committee and/or other committees, each committee to consist of two (2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.

                  The Executive Committee and any other committee shall fix its own rules or procedure, but the presence of a least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.

                  All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.

                  Section 5.2. Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment, shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.

                  Section 5.3. Committee Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section





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5.1 of these By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the Committee.

                                   ARTICLE VI

                                    Officers

                  Section 6.1. Executive Officers. The executive officers of the Trust shall be a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman shall be selected from among the Trustees but none of the other executive officers need be a Trustee. Two or more officers, except those of Presidents and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his successor is elected and has qualified.

                  Section 6.2. Other Officers and Agents. The Trustees may also elect one or more Assistant Vice President, Assistant Secretary and Assistant Treasurers and may elect, or may delegate to the President the power to appoint, such other officers and agents as the Trustees shall at any time or from time to time deem advisable.

                  Section 6.3. Term and Removal and Vacancies. Each officer of the Trust shall hold office until his successor is elected and has qualified. Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

                  Section 6.4. Compensation Officers. The compensation of officers and agents of the Trust shall be fixed by the Trustees, or by the President to the extent provided by the Trustees with respect to officers appointed by the President.

                  Section 6.5. Power and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the




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




management of the Trust as may be provided in our pursuant to these By-Laws, or to the extent not so provided, as may be prescribed by the Trustees, provided, that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Trustees unless he has knowledge thereof.

                  Section 6.6. The Chairman. The Chairman shall be the Chief Executive Officer, shall preside at all meetings of the Shareholders and of the Trustees, shall be a signatory on all Annual and Semi-Annual Reports as may be sent to shareholders, and he shall perform such other duties as the Trustees may from time to time prescribe.

                  Section 6.7. The President. The President shall be the Chief Operating officer of the Trust, he shall have general and active management of the business of the Trust, shall see that all orders and resolutions of the Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to one or more Vice Presidents such of his powers and duties at such times and in such manner as he may deem advisable.

                  Section 6.8. The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles as may be determined from time to time by the Trustees. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority as may be determined from time to time by the Trustees or the President shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and he or they shall perform such other duties as the Trustees or the President may from time to time prescribe.

                  Section 6.9. The Assistant Vice Presidents. The Assistant Vice President, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties and have such powers as may be assigned them from time to time by the Trustees or the President.

                  Section 6.10. The Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees, or the President, may from time to time prescribe. He shall keep in safe




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custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his signature of an Assistant Secretary.

                  Section 6.11. The Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees of the President, shall, in the absence or disability or the Secretary, perform the duties and exercise in the powers of the Secretary and shall perform such duties and have such other powers as the Trustees or the President may from time to time prescribe.

                  Section 6.12. The Treasurer. The Treasurer shall be the chief financial officer of the Trust. The Treasurer shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Trust, and shall render to the Trustees and the President, whenever any of them require it, an account of his transactions as Treasurer and the financial condition of the Trust, and shall perform such other duties as the Trustees, or the President, may from time to time prescribe.

                  Section 6.13. The Assistant Treasurer. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees or the President, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Trustees, or the President, may from time to time prescribe.

                  Section 6.14. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Trustees may deem it desirable, the Trustees may delegate the powers and duties of an officer or officers to any officer or officers or to any Trustee or Trustees.

                                   ARTICLE VII

                          Dividends and Distributions

                  Subject to any applicable provisions of law and the Declaration, dividends and distributions upon the Shares may be declared at such intervals as the Trustees may determine, in cash, in securities or other property, or in Shares, from




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




any sources permitted by law, all as the Trustees shall from time to time determine.

                  Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Trust, the Trustees shall have power, in their discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Trust to avoid or reduce liability for federal income taxes.

                                  ARTICLE VIII

                             Certificates of Shares

                  Section 8.1. Certificates of Shares. The Trust may, at its option, determine not to issue a certificate or certificates to evidence Shares owned of record by any Shareholder. If issued, certificates of Shares of each series or class of Shares shall be in such form and of such design as the Trustees shall approve, subject to the right of the Trustees to change such form and design at any time or from time to time, and shall be entered in the records of the Trust as they are issued. Each such certificate shall bear a distinguishing number, shall exhibit the holder's name and certify the number of full Shares owned by such holder, shall be signed by or in the name of the Trust by the Chairman or the President, and countersigned by the Secretary or the Treasurer and an Assistant Treasurer of the Trust, shall be sealed with the seal, and shall contain such recitals as may be required by law. Where any certificate is signed by a Transfer Agent or by a Registrar, the signature of such officers and the seal may be facsimile, printed or engraved.

                  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Trust, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates shall, nevertheless, be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Trust.




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




                  No certificate shall be issued for any share until such share is fully paid.

                  Section 8.2. Lost, Stolen, Destroyed and Mutilated Certificates. The Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction, and the Trustees may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Trust and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.




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




                                   ARTICLE IX

                                   Custodian

                  Section 9.1. Appointment and Duties. The Trust shall at all times employ a bank or trust company having capital, surplus and undivided profits of at least five million dollars ($5,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws and the 1940 Act to perform the following functions:

                           (1) to receive and hold the securities owned by the
                  Trust and deliver the same upon written order.

                           (2) to receive and receipt for any money due to the
                  Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct.

                           (3) to distribute such funds upon orders or vouchers.

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

                  The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

                  Section 9.2. Central Certificate System. Subject to such rules, regulations, and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                   ARTICLE X

                                Waiver of Notice

                  Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees, or of any committee is required to be given in accordance with law or under the provisions of the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders, Trustees or committee, as the case may be, in person, shall be deemed equivalent to the giving of such notice of such person.

                                   ARTICLE XI

                                 Miscellaneous

                  Section 11.1. Location of Books and Records. The books and records of the Trust may be kept outside the Commonwealth of Massachusetts at such place or places as the Trustees may from time to time determine, except as otherwise required by law.

                  Section 11.2. Record Date. The Trustees may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any right, or in order to make a determination of Shareholders for any other purpose. Such date, in any case shall be not more than sixty (60) days, and in case of a meeting of Shareholders not less than ten (10) days prior to the date on which particular action requiring such determination of Shareholders is to be taken. In lieu of fixing a record date the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. if the transfer books are closed for the purpose of determining Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for a least ten (10) days immediately preceding such meeting.

                  Section 11.3. Seal. The Trustees shall adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation under Massachusetts law.

                  Section 11.4. Fiscal Year. The fiscal year of the trust shall end as such date as the Trustees may by resolution specify, and the trustees may by resolution change such date for future fiscal years at any time and from time to time.

                  Section 11.5. Orders for Payment of Money. All orders or instructions for the payment of money of the Trust, and all notes or other evidences of indebtedness issued of the trust, shall be signed by such officer or officers or such other person or persons as the Trustees may from time to time designate, or as may be specified in or pursuant to the agreement between the Trust and the bank or trust company appointed as Custodian of the securities and funds of the Trust.

                                   ARTICLE XII

                      Compliance with Federal Regulations

                  The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Trust is required.




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




                                  ARTICLE XIII

                                   Amendments

                  These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, (a) by a Majority Shareholder Vote, or (b) by the Trustees, provided, however, that no By-Laws may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal required, pursuant to law, the Declaration, or these By-Laws, a vote of the Shareholders. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.
                                   ARTICLE XIV

                              Declaration of Trust

                  The Declaration of Trust establishing Southeastern Asset Management Value Trust, dated November 25, 1986, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Longleaf Partners Funds Trust (formerly Southeastern Asset Management Value Trust) refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally and no Trustee, Shareholder, officer, employee or agent of Southeastern Asset Management Value Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Longleaf Partners Funds Trust (originally Southeastern Asset Management Value Trust), but the Trust assets and estate only shall be liable.




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